EXHIBIT 10.1

TAYLOR MORRISON HOME CORPORATION

2013 OMNIBUS EQUITY AWARD PLAN

FORM OF EMPLOYEE NONQUALIFIED

OPTION AWARD AGREEMENT

THIS NONQUALIFIED OPTION AWARD AGREEMENT (the “Agreement”), dated as of [Grant Date] (the “Date of Grant”), is made by and between Taylor Morrison Home Corporation, a Delaware corporation (the “Company”), and [Participant Name] (“Participant”). Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

WHEREAS, the Company has adopted the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan (as amended from time to time, the “Plan”), pursuant to which Options may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the Option provided for herein to Participant subject to the terms set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Option.

(a) Grant. The Company hereby grants to Participant an Option (the “Option”) to purchase [Number of Awards Granted] shares of Class A common stock, par value $0.00001 per share, of the Company (“Shares”) (such Shares, the “Option Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to qualify as an Incentive Stock Option under Section 422 of the Code. The Exercise Price, being the price at which Participant shall be entitled to purchase the Option Shares upon the exercise of all or any portion of the Option, shall be $[Grant Price] per Option Share.

(b) Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

2. Vesting. Except as may otherwise be provided herein, subject to Participant’s continued Employment with the Company or an Affiliate through the applicable vesting date, the Option shall become vested and exercisable with respect to twenty-five percent [Insert]% of the Option Shares on each of the [Insert] of the Date of Grant (each such date, a “Vesting Date”). Any fractional Option Shares resulting from the application of the vesting schedule shall be aggregated and the Option Shares resulting from such aggregation shall vest on the final Vesting Date.

3. Termination of Employment. Except as otherwise provided in Section 13 of the Plan, if Participant’s Employment with the Company or any Affiliate, as applicable, terminates for any reason, then the unvested portion of the Option shall be cancelled immediately and Participant shall immediately forfeit any rights to the Option Shares subject to such unvested portion.

4. Expiration.

(a) In no event shall all or any portion of the Option be exercisable after the tenth anniversary of the Date of Grant (the “Option Period”).

(b) If, prior to the end of the Option Period, Participant’s Employment with the Company and all of its Affiliates is terminated by the Company or its Affiliates without Cause or by Participant for any reason other than at a time when grounds to terminate Participant’s Employment for Cause exist, the Option shall expire on the earlier of the last day of the Option Period or the date that is 90 days after the date of such termination. In the event of a termination described in this subsection (b), the Option shall remain exercisable by Participant until its expiration only to the extent the Option was exercisable at the time of such termination.

(c) If Participant dies or is terminated on account of Disability prior to the end of the Option Period and while still in the employ or service of the Company or an Affiliate, the Option shall remain exercisable by Participant or his or her beneficiary, as applicable, until the earlier of the last day of the Option Period or the date that is one year after the date of death or termination on account of Disability of Participant, as applicable.

(d) If Participant ceases Employment with the Company or any of its Affiliates due to a termination for Cause or a termination by Participant for any reason at a time when grounds to terminate Participant’s Employment for Cause exist, the Option (including any vested portion of the Option) shall expire immediately upon such cessation of Employment.

5. Method of Exercise.

(a) Options which have become exercisable may be exercised by delivery of a duly executed written notice of exercise to the Company at its principal business office using such form as attached hereto as Annex A or such other form, as may be required from time to time by the Company. Participant may obtain such form(s) by contacting the General Counsel at Taylor Morrison Home Corporation, 4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona 85251.

(b) No Option Shares shall be delivered pursuant to any exercise of the Option until payment in full of the Exercise Price therefor is received by the Company in accordance with Section 5(c) of this Agreement and Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

(c) Subject to applicable law, the Exercise Price and applicable tax withholding shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of such shares to the Company); provided, that such Shares are not subject to any pledge or other security interest; (ii) in other property having a fair market value on the date of exercise equal to the Exercise Price and the applicable minimum required statutory withholding liability; (iii) if there is a public market for the Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price and the applicable minimum required statutory withholding liability; (iv) by means of a “net exercise” procedure effected by withholding the minimum number of Shares otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and the applicable minimum statutory withholding liability or (iv) by such other method as the Committee may permit in its sole discretion. Notwithstanding the foregoing, if, on the last day of the Option Period, the Fair Market Value exceeds the Exercise Price, Participant has not exercised the Option, and the Option has not expired, such Option shall be deemed to have been exercised by Participant on such last day by means of a net exercise and the Company shall deliver to Participant the number of Shares for which the Option was deemed exercised less such number of Shares required to be withheld to cover the payment of the Exercise Price and all applicable required withholding taxes. Any fractional Share shall be settled in cash.

6. Rights as a Shareholder. Participant shall not be deemed for any purpose to be the owner of any Shares subject to this Option unless, until and to the extent that (i) this Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to Participant the Option Shares, and (iii) Participant’s name shall have been entered as a shareholder of record with respect to such Option Shares on the books of the Company.

7. Restrictive Covenants. In consideration of the grant of the Option, Participant agrees that Participant will comply with noncompetition, nonsolicitation and confidentiality restrictions set forth in any restrictive covenant agreement, employment agreement or similar agreement between Participant and the Company or any of its Affiliates as in effect on the Date of Grant, or any such agreement that the Company or any of its Affiliates requires Participant to enter into as a condition to receipt of this Option. In the event that Participant violates any of the restrictive covenants set forth in any such agreement, the Option shall be automatically forfeited effective as of the date on which such violation first occurs, and, in the event that Participant has previously exercised all or any portion of the Option during the one year period immediately preceding the date on which such restrictive covenant violation first occurs, Participant shall forfeit any compensation, gain or other value realized on the exercise of such Option, or the subsequent sale of Shares acquired in respect of such Option (if any), and must promptly repay such amounts to the Company. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and Participant shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of Participant’s breach of such restrictive covenants.

8. Compliance with Legal Requirements.

(a) Generally. The granting and exercising of the Option, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee shall have the right to impose such restrictions on the Option as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which Shares are then listed or traded, and/or any blue sky or state securities laws applicable to such Shares. Participant agrees to take all steps the Committee or the Company determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement.

(b) Tax Withholding. The exercise of the Option (or any portion thereof) shall be subject to Participant satisfying any applicable federal, state, local and foreign tax withholding obligations. The Company shall have the power and the right to deduct or withhold from all amounts payable to Participant in connection with the Option or otherwise, or require Participant to remit to the Company, an amount sufficient to satisfy the minimum statutory withholding liability required by law. Further, the

Company may permit or require Participant to satisfy, in whole or in part, such tax obligations by withholding Shares that would otherwise be received upon exercise of the Option.

9. Clawback. In the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws or as a result of any mistake in calculations or other administrative error, in each case, which reduces the amount payable in respect of the Option that would have been earned had the financial results been properly reported (as determined by the Committee) (i) the Option will be cancelled and (ii) Participant will forfeit (A) the Shares (or cash) received or payable on the vesting or exercise of the Option and (B) the amount of the proceeds of the sale, gain or other value realized on the vesting or exercise of the Option or the Shares acquired in respect of such Option (and Participant may be required to return or pay such Shares or amount to the Company). Notwithstanding anything to the contrary contained herein, if Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such Employment, violates a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement, including but not limited to the covenants described in Section 7 above, or otherwise has engaged in or engages in activity that constitutes Cause under the Plan or is in conflict with or adverse to the interest of the Company or any Affiliate as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Option may, at the Committee’s discretion, be canceled without any payment therefor and (ii) the Committee, in its discretion, may require Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the exercise of the Option to forfeit and pay over to the Company, on demand, all or any portion of the compensation, gain or other value (whether or not taxable) realized upon the exercise of such Option, or the subsequent sale of the Shares acquired upon exercise of such Option. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of New York Stock Exchange or other securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, which may be amended from time to time, the Option (or the Shares acquired upon exercise of such Option) shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement).

10. Miscellaneous.

(a) Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 15(b) of the Plan. In the event of Participant’s death, the Option shall thereafter be exercisable (to the extent otherwise exercisable hereunder) only by Participant’s executors or administrators.

(b) Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c) Section 409A. The Option is not intended to be subject to Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without Participant’s consent, modify such provision to (i) comply with, or avoid being subject to,

Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 10(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the Option or the Option Shares will not be subject to interest and penalties under Section 409A.

(d) Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to Participant, at Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the General Counsel at the Company’s principal business office.

(e) Severability The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f) No Rights to Employment. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position with the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.

(g) Fractional Shares. In lieu of issuing a fraction of a Share resulting from any exercise of the Option, resulting from an adjustment of the Option pursuant to Section 12 of the Plan or otherwise, the Company shall be entitled to pay to Participant an amount equal to the Fair Market Value of such fractional Share.

(h) Beneficiary. Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. Any notice should be made to the attention of the General Counsel of the Company at the Company’s principal business office. If no designated beneficiary survives Participant, Participant’s estate shall be deemed to be Participant’s beneficiary.

(i) Bound by Plan and Acceptance of Agreement. By signing this Agreement, Participant acknowledges that Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan. By accepting this Agreement, Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules (which consent may be revoked in writing by Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to Participant).

(j) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

(k) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 12 of the Plan.

(l) Governing Law; JURY TRIAL WAIVER. To the extent not otherwise governed by the Code or the laws of the United States, this Agreement shall be governed, construed and interpreted in accordance with the laws of the state of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the laws of the United States, as applicable. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.

(m) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company and Participant have executed this Agreement as set forth below.

TAYLOR MORRISON HOME CORPORATION

By:
Name:	Sheryl D. Palmer
Title:	Chief Executive Officer

Date:	[Grant Date]

Agreed to and Accepted by:

[Participant Name]

Date:	Acceptance Date

[Signature Page to Nonqualified Stock Option Agreement]

Annex A

NOTICE OF OPTION EXERCISE

PURSUANT TO THE TAYLOR MORRISON HOME CORPORATION

2013 OMNIBUS EQUITY AWARD PLAN

To exercise your option to purchase shares of Taylor Morrison Home Corporation, a Delaware corporation (the “Company”) Common Stock (“Shares”), please fill out this form and return it to the Secretary of the Company, together with a check in the amount of the exercise price due, which is the product of the number of Shares with respect to which you are exercising the option and the per share exercise price. You are not required to exercise your option with respect to all Shares thereunder. You also must include, as applicable, a check in the amount of any required payroll tax withholding and income tax withholding due in connection with your exercise unless the Board administering the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan specifically provides for such obligation to be satisfied in a different manner.

I hereby exercise my right to purchase                  Shares under the option granted to me pursuant to the Nonqualified Stock Option Agreement between myself and the Company, dated as of             , 20    . I am vested in my option as to the Shares being purchased hereunder. I have enclosed one or more checks covering both the exercise price of $         and the required payroll tax withholding and income tax withholding of $            . (Please contact the office of the Secretary of the Company to determine the amount of any required payroll tax withholding and income tax withholding.) I hereby represent that, to the best of my knowledge and belief, I am legally entitled to exercise this option.

Signature:

Printed Name:

Social Security Number:

Date: